                                                                    EXHIBIT 10pp


                                   AGREEMENT

                                    between

            COMMONWEALTH OF PENNSYLVANIA, PENNSYLVANIA STATE POLICE

                                      and

                              LOJACK CORPORATION

        THIS AGREEMENT is made this 14 day of May, 1996 between the Commonwealth of Pennsylvania, Pennsylvania State Police, hereinafter known as "PSP" and LOJACK CORPORATION, a Massachusetts corporation, hereinafter referred to as "LOJACK."

        WHEREAS, the PSP and LOJACK are both desirous of entering into an AGREEMENT regarding the installation and use of equipment, software, and systems owned by LOJACK for the purpose of enhancing PSP's efforts in recovering reported stolen vehicles within the Commonwealth of Pennsylvania.

        NOW, THEREFORE, the parties to this Agreement set forth the following as the terms and conditions of the Agreement.

        1. TERM: The term of this Agreement shall be for a period of five (5) years from the date designated above.

        2. TERMINATION: This Agreement may be terminated by either party by providing 90 days' written notice to the other party.

        3. RENEWAL: 120 days prior to expiration, LOJACK will inform PSP of its desire to renew agreement. If both parties desire renewal, PSP and LOJACK will negotiate any changes and execute a new agreement.

        4. TRANSFER OF RIGHTS: This Agreement shall be binding on any successors of the parties.

        5. Project Administrator for PSP will be Director, Bureau of Criminal Investigation, or his designee.

        6. INSTALLATION: LOJACK shall provide all equipment, software, and interconnection service that will be required for PSP to operate the stolen vehicle recovery system. This includes, but is not limited to, Radio sites and transmitters for transponder activation; software and hardware for interaction between PSP and LOJACK databases; connection from databases to activation transmitters; and mobile tracking units installed in PSP vehicles. PSP agrees to assist in coordinating system installation and connection to existing PSP equipment and systems. Installation and removal of the mobile tracking unit in PSP vehicles by LOJACK will be coordinated by PSP's Director, Communications Division.

           7. COSTS: LOJACK shall be responsible for ALL costs involved in the implementation, installation, and operation of this system. The PSP will NOT be responsible for any costs or expenses except for personnel costs resulting from PSP operation and use of the system.

           8. COMMUNICATIONS LICENSING: LOJACK shall prepare, and submit to PSP for signature and filing, all FCC 600 forms for the licensing of frequencies required to operate the LOJACK system. LOJACK shall adhere to current FCC and FAA standards in the operation and maintenance of LOJACK owned and/or controlled radio sites. PSP shall hold LOJACK liable for any fine, and any other citation, that may be levied against the PSP due to LOJACK's inappropriate operation and/or maintenance of LOJACK owned and/or controlled equipment operating on PSP licensed frequencies. LOJACK agrees to comply with all local, state, and federal statutes and regulations applicable to the use and operation of radio and antenna sites owned and/or controlled by LOJACK.

           9. LIABILITY: Except as otherwise provided in this paragraph, LOJACK shall be responsible for all costs, damage and/or loss to LOJACK owned equipment including, but not limited to, damaged from lightning strikes, damage resulting from motor vehicle accidents, and any costs associated with the repair and/or replacement of any LOJACK owned equipment in PSP vehicles. Further, LOJACK agrees to indemnify and hold harmless PSP for any claim for damages asserted against PSP based upon the use by PSP of the LOJACK system and attributable to any negligence of fault on the part of LOJACK or to a defect in any component of the LOJACK system. The PSP will be liable for any damage or loss of LOJACK owned equipment only in cases of gross negligence or willful misconduct by PSP personnel acting within the scope of their employment.

           10. PSP shall approve the addition of all non-PSP users on the system.

           11. LOJACK shall retain ownership and be liable for ALL maintenance of LOJACK supplied equipment and software.

           12. All LOJACK installation and maintenance personnel having access to PSP facilities, property, and/or systems shall be approved by PSP and will be subject to a PSP background investigation.

           13. PSP shall approve selection and have access to LOJACK radio sites associated with the operation of the stolen vehicle recovery system.

           14. LOJACK agrees not to discriminate against any employee or other person on account of race, color, religious creed, ancestry, age, sex, or natural origin, as per the attached Non-Discrimination Clause, marked Exhibit A. For purposes of this Agreement, the term Contractor in Exhibit A shall be synonymous with LOJACK.

           15. LOJACK agrees to comply with the attached Contractor integrity Provisions, marked Exhibit B. For purposes of this Agreement, the term Contractor in Exhibit B shall be synonymous with LOJACK. The PSP or the Contractor shall not disclose to others any confidential information gained by virtue of this agreement.

           16. ENTIRE AGREEMENT: This Agreement, together with exhibits A and B, constitutes the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

           17. AMENDMENT: This Agreement may be modified or amended by the written mutual consent of both parties.

        18. SEVERABILITY: If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

        19. WAIVER OF CONTRACTUAL RIGHT: The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

        20. APPLICABLE LAW: This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.


IN WITNESS WHEREOF, the parties hereto set their hands and seals the day and year first above written.


PENNSYLVANIA STATE POLICE                    LOJACK CORPORATION

BY:                                          BY:

[SIGNATURE APPEARS HERE]   11-20-95          /s/ C. Michael Daley    9/22/95
-----------------------------------          -----------------------------------
Commissioner                 Date                                      Date


                                             NAME: C. Michael Daley
                                                   -----------------------------
                                             TITLE:  President
                                                    ----------------------------


[SIGNATURE APPEARS HERE]
-----------------------------------
Comptroller                  Date




                       APPROVED AS TO FORM AND LEGALITY:


[SIGNATURE APPEARS HERE]  4 OCT 95           [SIGNATURE APPEARS HERE]
-----------------------------------          -----------------------------------
PSP Chief Counsel            Date            Office of General Counsel:
                                             Deputy General Counsel        Date


[SIGNATURE APPEARS HERE]
----------------------------------------
Office of Attorney General:
Chief Deputy Attorney General      Date

                                                                       EXHIBIT A


                           NON-DISCRIMINATION CLAUSE


          During the term of this contract, Contractor agrees as follows:

          (1) Contractor shall not discriminate against any employee, applicant for employment, independent contractor or any other person because of race, color, religious creed, ancestry, national origin, age or sex.

          Contractor shall take affirmative action to ensure that applicants are employed, and that employees of agents are treated during employment, without regard to their race, color, religious creed, ancestry, national origin, age or sex. Such affirmative action shall include, but is not limited to; employment, upgrading, demotion or transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training.

          Contractor shall post in conspicuous places, available to employees, agents, applicants for employment and other persons, a notice to be provided by the contracting agency setting forth the provisions of this non-discrimination clause.

          (2) Contractor shall, in advertisements or requests for employment placed by it or on its behalf, state that all qualified applicants will receive consideration for employment without regard to race, color, religious creed, ancestry, national origin, age or sex.

          (3) Contractor shall send each labor union or workers' representative with which it has a collective bargaining agreement or other contract or understanding, a notice advising said labor union or workers' representative of its commitments to this non-discrimination clause. Similar notice shall be sent to every other source of recruitment regularity utilized by Contractor.

          (4) It shall be no defense to a finding of noncompliance with this non-discrimination clause that Contractor had delegated some of its employment practices to any union, training program, or other source of recruitment which prevents it from meeting its obligations. However, if the evidence indicates that the Contractor was not on notice of the third-party discrimination or made a good faith effort to correct it, such factor shall be considered in mitigation in determining appropriate sanctions.

          (5) Where the practices of a union or of any training program or other source of recruitment will result in the exclusion of minority group persons, so that Contractor will be unable to meet its obligations under this non-discrimination clause, Contractor shall then employ and fill vacancies through other non-discriminary employment procedures.

          (6) Contractor shall comply with all state and federal laws prohibiting discrimination in hiring or employment opportunities. In the event of Contractor's noncompliance with the non-discrimination clause of this contract or with any such laws, this contract may be terminated or suspended, in whole or in part and Contractor may be declared temporarily ineligible for further Commonwealth contracts and other sanctions may be imposed and remedies invoked.

          (7) Contractor shall furnish all necessary employment documents and records to, and permit access to its books, records, and accounts by, the contracting agency and the Office of Administration, Bureau of Affirmative Action, for purposes of investigation to ascertain compliance with the provisions of this clause. If Contractor does not possess documents or records reflecting the necessary information requested, it shall furnish such information on reporting forms supplied by the contracting agency.

          (8) Contractor shall actively recruit minority subcontractors or subcontractors with substantial minority representation among their employees.

          (9) Contractor shall include the provisions of this non-discrimination clause in every subcontract, so that such provisions will be binding upon each Subcontractor.

          (10)Contractor obligations under this clause are limited to the Contractor's facilities within Pennsylvania or, where the contract is for purchase of goods manufactured outside of Pennsylvania, the facilities at which such goods are actually produced.



   Firm:
        ---------------------------------

Address:
        ---------------------------------

                                                                       EXHIBIT B
                        CONTRACTOR INTEGRITY PROVISIONS


     1.     Definitions.

            a. Confidential information means information that is not public knowledge, or available to the public on request disclosure of which would give an unfair, unethical, or illegal advantage to another desiring to contract with the Commonwealth.

            b. Consent means written permission signed by a duly authorized officer or employee of the Commonwealth, provided that where the material facts have been disclosed, in writing, by prequalification, bid, proposal, or contractual terms, the Commonwealth shall be deemed to have consented by virtue of execution of this agreement.

            c. Contractor means the individual or entity that has this agreement with the Commonwealth, including directors, officers, partners, managers, key employes, and owners of more than a 5% Interest.

            d.     Financial Interest means:

                   (1) ownership of more than a 5% Interest in any business; or

                   (2) holding a position as an officer, director, trustee, partner, employe, or one like, or holding any position of management.

            e. Gratuity means any payment of more than nominal monetary value in the form of cash, travel, entertainment, gifts, meals, lodging, loans, subscriptions, advances, deposits of money, services, employment, or contracts of any kind.

     2. The contractor shall maintain the highest standards of integrity in the performance of this agreement and shall take no action in violation of state or federal laws, regulations, or other requirements that govern contracting with the Commonwealth.

     3. The contractor shall not disclose to others any confidential information gained by virtue of this agreement.

     4. The contractor shall not, in connection with this or any other agreement with the Commonwealth, directly or indirectly, offer, confer, or agree to confer any pecuniary benefit on anyone as consideration for the decision, opinion, recommendation, vote, other exercise or discretion, or violation of a known legal duty by any officer or employe of the Commonwealth.

     5. The contractor shall not, in connection with this or any other agreement with the Commonwealth, directly or indirectly, offer, give, or agree or promise to give to anyone any gratuity for the benefit of or at the direction or request of any officer or employe of the Commonwealth.

     6. Except with the consent of the Commonwealth, neither the contractor nor anyone in privity with him shall accept or agree to accept from, or give or agree to give to, any person, any gratuity from any person in connection with the performance of work under this agreement except as provided therein.

     7. Except with the consent of the Commonwealth, the contractor shall not have a financial Interest in any other contractor, subcontractor, or supplier providing services, labor, or material on this project.

     8. The contractor, upon being informed that any violation of these provisions has occurred or may occur, shall immediately notify the Commonwealth in writing.

     9. The contractor, by execution of this agreement and by the submission of any bills or invoices for payment pursuant thereto, certifies and represents that he has not violated any of these provisions.

    10. The contractor, upon the inquiry or request of the Inspector general of the Commonwealth or any of that official's agents or representatives, shall provide, or if appropriate, make promptly available for inspection or copying, any information of any type or form deemed relevant by the Inspector General to the contractor's integrity or responsibility, as those terms are defined by the Commonwealth's statutes, regulations, or management directives. Such information may include, but not be limited to, the contractor's business or financial records, documents or files of any type or form which refer to or concern this agreement. Such information shall be retained by the contractor for a period of three years beyond the termination of the contract unless otherwise provided by law.

    11. For violation of any of the above provisions, the Commonwealth may terminate this and any other agreement with the contractor, claim liquidated damages in an amount equal to the value of anything received in breach of these provisions, claim damages for expenses incurred in obtaining another contractor to complete performance hereunder, and debar and suspend the contractor from doing business with the Commonwealth. These rights and remedies are cumulative, and the use or nonuse of any one shall not preclude the use of all or any other. These rights and remedies are in addition to those the Commonwealth may have under law, statute, regulation, or otherwise.